(BW) (GA-NEW-MILLENNIUM-MULTIMEDIA) (GCDV) Grace Development, Inc. Announces Merger with New Millennium Multimedia DBA: Avana Completed

      Business Editors & Technology Writers

      DENVER--(BUSINESS WIRE)--Sept. 24, 1999--Richard S. Granville III newly appointed Chairman & CEO of Grace Development announced today that the merger of New Millennium Multimedia and Grace Newco, Inc., Grace's wholly owned subsidiary, has been finalized.

      Jacob Barrocas, formerly the president of Grace, has been reappointed to the Board of Directors, and made the following comments, "I believe this merger bodes well for the future of Grace and New Millennium."

      Granville stated, "This merger will help Avana provide consolidated wireless services to the public. We have completed a 3.5 million dollar round of financing, which will facilitate acquisitions of wireless sites in the Southeast. These wireless sites will enable Avana to bypass the "Last Mile" issue with the incumbent RBOCs (Regional Bell Operating Companies)."

      About New Millennium Multimedia, Inc., d/b/a Avana:

      NMM/Avana is a Southeastern communications company whose services include Local Dial Tone, Long Distance, High-Speed Internet Access, Cellular and Paging. Avana's goal is to become the first company in America to offer true consolidated services through wireless spectrums on a "One Company/One Bill" format Avana currently serves thousands of customers throughout Georgia, Tennessee, North Carolina and Alabama.

      Forward-Looking Statements

      This news release may contain forward-looking statements concerning the business and products of the company. Actual results may differ materially depending on a number of risk factors, including, but not limited to the following: development, shipment and market acceptance. The company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of the release.

      --30--DP/at*

      Contact:  New Millennium Multimedia, Inc.
                DBA: Avana/Grace Development
                James M. Blanchard, 404-633-3831